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                                                                     EXHIBIT 5.1

                 [Wilson Sonsini Goodrich & Rosati Letterhead]

                               September 15, 2004


Catapult Communications Corporation
160 South Whisman Road
Mountain View, California 94041

     RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (File No. 333-112610) (the "Registration Statement"), filed by Catapult Communications Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of the Company's Common Stock, $0.001 par value per share (the "Primary Shares") and 3,025,000 shares of the Company's Common Stock, $0.001 par value per share (the "Secondary Shares" and, together with the Primary Shares, the "Shares"), which have been previously issued, or are issuable upon the conversion of outstanding promissory notes as described in the Registration Statement (the "Notes"), to the selling stockholders named therein. The Shares are to be sold in the manner set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the related supplement to the Prospectus (the "Prospectus Supplement").

     We have examined the instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents instruments and certificates we have reviewed.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Primary Shares, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable, (ii) the outstanding Secondary Shares are validly issued, fully paid and nonassessable, and (iii) the Secondary Shares issuable upon conversion of the Notes, when issued upon conversion of the Notes in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Sincerely,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation

                                            /s/ Wilson Sonsini Goodrich & Rosati